UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 20, 2005

Willow Grove Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-49706	80-0034942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Welsh and Norristown Roads, Maple Glen, Pennsylvania		19002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (215) 646-5405

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.14d-2(b))

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

As previously disclosed, on January 20, 2005, Willow Grove Bancorp, Inc. (“Willow Grove”) and Chester Valley Bancorp, Inc. (“Chester Valley”) announced that they had entered into an Agreement and Plan of Merger, dated as of January 20, 2005 (the “Merger Agreement”), which sets forth the terms and conditions pursuant to which Chester Valley will be merged with and into Willow Grove (the “Merger”).

The Merger Agreement provides, among other things, that as a result of the Merger each outstanding share of common stock of Chester Valley, par value $1.00 per share (“Chester Valley Common Stock”), (subject to certain exceptions) will be converted into the right to receive either $27.09 in cash or 1.4823 shares of common stock of Willow Grove, par value $0.01 per share (“Willow Grove Common Stock”), plus cash in lieu of any fractional share interest, subject to the election and allocation procedures set forth in the Agreement which are intended to ensure that approximately 64.8% of the outstanding shares of Chester Valley Common Stock will be converted into the right to receive Willow Grove Common Stock and 35.2% of the outstanding shares of Chester Valley Common Stock will be converted into the right to receive cash. Outstanding Chester Valley stock options will, at the election of the option holder, be cancelled in exchange for a cash payment per option share based on the difference between $27.09 and the applicable option exercise price, or converted into options to purchase an equivalent number of shares of Willow Grove Common Stock, adjusted based on a 1.4823 per share exchange ratio.

Consummation of the Merger is subject to a number of customary conditions, including, but not limited to, (i) the approval of the Agreement by the shareholders of both Willow Grove and Chester Valley and (ii) the receipt of requisite regulatory approvals of the Merger and the proposed merger of Chester Valley’s banking subsidiary, First Financial Bank (“First Financial”), with and into Willow Grove’s banking subsidiary, Willow Grove Bank, following consummation of the Merger. The Merger is intended to qualify as a reorganization for federal income tax purposes.

In addition, directors of each of Chester Valley and Willow Grove entered into a Shareholder Agreement with Willow Grove and Chester Valley, respectively, (the “Shareholder Agreements”), pursuant to which each such person agreed, among other things, to vote his or her shares of Chester Valley Common Stock or Willow Grove Common Stock, as the case may be, in favor of the Merger Agreement at a meeting of shareholders of Chester Valley and Willow Grove, respectively, to be called to consider and approve the Merger Agreement.

The Merger Agreement provides that, upon the effective time of the Merger, the size of Willow Grove’s Board of Directors will be increased from ten to 17 directors, seven of whom will have been chosen by the current Board of Directors of Chester Valley. Donna M. Coughey, the current President and Chief Executive Officer of Chester Valley and First Financial, will become President and Chief Executive Officer of Willow Grove and Willow Grove Bank.  Willow Grove and Willow Grove Bank have entered into an employment agreement (the “Coughey Agreement”), effective as of the effective time of the Merger, which provides for the terms of Ms. Coughey’s employment with Willow Grove and Willow Grove Bank and will supersede her existing agreement with Chester Valley and First Financial.  As a result of the Merger Agreement and in order to implement the previously announced retirement plans of Frederick A. Marcell Jr., the President and Chief Executive Officer of Willow Grove and Willow Grove Bank, Willow Grove and Willow Grove Bank have entered into a Retirement and Severance Agreement (the “Marcell Agreement”) with Mr. Marcell which will have the effect of terminating Mr. Marcell’s employment agreement upon the consummation of the Merger. Willow Grove’s current Vice-Chairman, Rosemary C. Loring, will become Chairman of the Board of Willow Grove when its current Chairman, William W. Langan, relinquishes that position (which is scheduled to occur on June 30, 2005). Willow Grove Bank also entered into new employment agreements with First Financial executives G. Richard Bertolet, Matthew D. Kelly and Colin Maropis, each of whom will, as of the effective time of the Merger, become Executive Vice Presidents with Willow Grove Bank (the “Executive Vice President Agreements”).

The Merger Agreement contains certain termination rights for each of Willow Grove and Chester Valley and further provides that, upon termination of the Merger Agreement under specified circumstances, Chester Valley may be required to pay to Willow Grove a termination fee of $6.0 million.

For additional information, reference is made to the Merger Agreement (including the forms of Shareholder Agreements which are attached thereto as Exhibits A and B), which is included as Exhibit 2.1, the Coughey Agreement, which is attached hereto as Exhibit 10.1, the Marcell Agreement, which is attached hereto as Exhibit 10.2, and the form of the Executive Vice President Agreements, which is attached hereto as Exhibit 10.3, each of which is incorporated herein by reference.

Item 5.03                                             Amendments to Articles of Incorporation and Bylaws; Change in Fiscal Year

On January 20, 2005, the Board of Directors of Willow Grove amended Article VI of Willow Grove’s Bylaws to provide that Willow Grove shall automatically indemnify its directors and officers and certain others against, among other things, expenses, judgments, fines and amounts paid in settlement in connection with threatened, pending or completed actions, suits or proceedings, except that no indemnification shall be made where the act or failure to act giving rise to the claim for indemnification is determined by the court in which the action was brought or by any other appropriate court to have constituted willful misconduct or recklessness.  The Bylaw amendments also provide that expenses incurred by a person who may be indemnified under the Bylaws shall be paid by Willow Grove in advance of the final disposition of any action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by Willow Grove.

A copy of Willow Grove’s Amended and Restated Bylaws are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  The following exhibits are included with this Report:

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated January 20, 2005, by and between Willow Grove Bancorp, Inc. and Chester Valley Bancorp, Inc. (including the forms of Shareholder Agreements attached thereto as Exhibits A and B)

3.1	Amendment and Restated Bylaws of Willow Grove Bancorp, Inc.
10.1	Employment Agreement by and among Willow Grove Bancorp, Inc., Willow Grove Bank and Donna M. Coughey (to be effective as of the effective time of the Merger)
10.2	Retirement and Severance Agreement by and among Willow Grove Bancorp, Inc., Willow Grove Bank and Frederick A. Marcell Jr.
10.3	Form of Employment Agreement by and between Willow Grove Bank and each of G. Richard Bertolet, Matthew D. Kelly and Colin Maropis (to be effective as of the effective time of the Merger)
99.1	Press Release, dated January 20, 2005, announcing execution of the Merger Agreement*

*                                         Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLOW GROVE BANCORP, INC.

By:	/s/ Frederick A. Marcell Jr.
Name: Frederick A. Marcell Jr.
Title: President and Chief Executive Officer

Date: January 26, 2005

INDEX TO EXHIBITS

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated January 20, 2005, by and between Willow Grove Bancorp, Inc. and Chester Valley Bancorp, Inc. (including the forms of Shareholder Agreements attached thereto as Exhibits A and B)

3.1	Amendment and Restated Bylaws of Willow Grove Bancorp, Inc.
10.1	Employment Agreement by and among Willow Grove Bancorp, Inc., Willow Grove Bank and Donna M. Coughey (to be effective as of the effective time of the Merger)
10.2	Retirement and Severance Agreement by and among Willow Grove Bancorp, Inc., Willow Grove Bank and Frederick A. Marcell Jr.
10.3	Form of Employment Agreement by and between Willow Grove Bank and each of G. Richard Bertolet, Matthew D. Kelly and Colin Maropis (to be effective as of the effective time of the Merger)
99.1	Press Release, dated January 20, 2005, announcing execution of the Merger Agreement*

*                                         Previously filed.